Exhibit 10.4

CHANGE IN CONTROL CONTINUITY AGREEMENT

THIS Change in Control CONTINUITY AGREEMENT (this “Agreement”) is made and entered into, as of April 21, 2022, by and among CapStar Financial Holdings, a Tennessee corporation (the “Company”), CapStar Bank, a Tennessee banking corporation and a direct, wholly-owned subsidiary of the Company (the “Bank” and, together with the Company, “CapStar”) and Christopher Tietz (“Executive”).

WHEREAS, the Board of Directors of the Company (the “Board”) and the Board of Directors of the Bank (the “Bank Board”) have determined that it is in the best interests of the Company, the Bank and their respective stockholders to assure that CapStar will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below); and

WHEREAS, the Board and the Bank Board believe it is imperative to diminish the inevitable distraction of Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage Executive’s full attention and dedication to CapStar and in the event of any threatened or pending Change in Control, and to provide Executive with compensation and benefits arrangements upon a Change in Control that are competitive with those of other companies.

NOW, THEREFORE, in order to accomplish the foregoing objectives and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

1.
Certain Definitions.
(a)
“Affiliate” shall mean an entity controlled by, controlling or under common control with another entity (for the avoidance of doubt, the Company is an Affiliate of the Bank and vice versa).
(b)
“Change in Control” shall mean:
(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any

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acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(b);
(ii)
A change in the composition of the Board such that the individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, any individual who becomes a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board;
(iii)
The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the

Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)
The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(c)
“Change in Control Period” shall mean the period commencing on June 1, 2022 and ending on the third anniversary of the date thereof; provided that at the end of each month of the Change in Control Period, the Change in Control Period shall extend automatically for an additional month, such that Change in Control Period shall expire on the third anniversary of such extension date, until any party provides the other parties advance written notice of its desire to cease extending the Change in Control Period. If the Change in Control Period expires by its terms due to either CapStar’s or Executive’s non-renewal, all parties’ obligations under this Agreement shall cease upon expiration of the Change in Control Period.
(d)
“CIC Effective Date” shall mean the first date during the Change in Control Period on which a Change in Control occurs. Notwithstanding anything in this Agreement to the contrary, if (i) Executive’s employment with CapStar is terminated by CapStar, (ii) the Date of Termination is prior to the date on which a Change in Control occurs, and (iii) it is reasonably demonstrated by Executive that such termination of employment (A) was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement, the “CIC Effective Date” means the date immediately prior to such Date of Termination.
(e)
“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the regulations and other guidance promulgated thereunder.
(f)
“Severance Multiple” shall mean 2.
(g)
“Severance Period” shall mean a number of years following the Date of Termination equal to the Severance Multiple.
2.
Employment Period. CapStar hereby agrees to continue Executive in its employ, and Executive hereby agrees to remain in the employ of CapStar subject to the terms and conditions of this Agreement, for the period commencing on the CIC Effective Date and ending on the third anniversary of such date (the “Employment Period”). The Employment Period shall terminate upon Executive’s termination of employment for any reason.
3.
Terms of Employment.
(a)
Position and Duties. (i) During the Employment Period, (A) Executive’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all respects with the most significant of those held, exercised and assigned to Executive at any time during the 120‑day period immediately preceding the CIC Effective Date, and (B) Executive’s services shall be performed at [CapStar’s principal executive offices, which are located in Nashville Tennessee, subject to business travel at CapStar’s request].
(i)
During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of CapStar and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive’s responsibilities as an employee of CapStar in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the CIC Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the CIC Effective Date shall not thereafter be deemed to interfere with the performance of Executive’s responsibilities to CapStar.
(b)
Compensation. (i) Base Salary. During the Employment Period, Executive shall receive an annual base salary (“Annual Base Salary”), that shall be paid at an annual rate, at least equal to twelve (12) multiplied by the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to Executive by CapStar and its Affiliates in respect of the twelve (12)‑month period immediately preceding the month in which the CIC Effective Date occurs. The Annual Base Salary shall be paid at such intervals as CapStar pays executive salaries generally. During the Employment Period, the Annual Base Salary shall be periodically reviewed and increased in the same manner and proportion as the base salaries of other senior executives of CapStar and its Affiliates, but in no event shall such review and adjustment be more than twelve (12) months after the last salary increase awarded to Executive prior to the CIC Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.
(i)
Annual Bonus. In addition to Annual Base Salary, Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the “Annual Bonus”) in cash at least equal to the greater of (A) the target annual bonus opportunity for which Executive was eligible as of immediately prior to the CIC Effective Date and (B) the average of the annual bonuses paid or payable to Executive in respect of the last three full fiscal years prior to the CIC Effective Date (or, if Executive was first employed by CapStar after the beginning of the earliest of such three fiscal years, the average of the bonuses paid or payable under such plan(s) in respect of the fiscal years ending before the CIC Effective Date during which Executive was employed by CapStar, with such bonus being annualized with respect to any such fiscal year if

Executive was not employed by CapStar for the whole of such fiscal year) (such greater amount, the “Annual Bonus Amount”). Each such Annual Bonus shall be paid no later than two and a half months after the end of the fiscal year for which the Annual Bonus is awarded, unless Executive has elected to defer the receipt of such Annual Bonus pursuant to an arrangement that meets the requirements of Section 409A of the Code.
(i)
Equity Awards. During the Employment Period, Executive shall be eligible to participate in the equity incentive plans and programs of CapStar and its Affiliates, as in effect from time to time.
(ii)
Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of CapStar and its Affiliates, but in no event shall such plans, practices, policies and programs provide Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by CapStar and its Affiliates for Executive under such plans, practices, policies and programs as in effect at any time during the 120‑day period immediately preceding the CIC Effective Date or, if more favorable to Executive, those provided generally at any time after the CIC Effective Date to other peer executives of CapStar and its Affiliates.
(iii)
Welfare and Insurance Benefit Plans. During the Employment Period, Executive and/or Executive’s dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare and insurance benefit plans, practices, policies and programs provided by CapStar and its Affiliates, including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs (“CapStar Welfare Benefit Plans”) to the extent applicable generally to other peer executives of CapStar and its Affiliates, but if the CapStar Welfare Benefit Plans provide Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for Executive at any time during the 120‑day period immediately preceding the CIC Effective Date or, if more favorable to Executive, those provided generally at any time after the CIC Effective Date (the “Former CapStar Welfare Benefit Plans”), CapStar shall provide Executive with supplemental arrangements (such as individual insurance coverage purchased by CapStar for Executive) such that the CapStar Welfare Benefit Plans together with such supplemental arrangements provide Executive with benefits that are at least as favorable, in the aggregate, as those provided by the Former CapStar Welfare Benefit Plans.
(iv)
Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the most favorable policies, practices and procedures of CapStar and its Affiliates in effect for Executive at any time during the 120‑day period immediately preceding the CIC Effective Date or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of CapStar and its Affiliates.

(v)
Fringe Benefits. During the Employment Period, Executive shall be entitled to fringe benefits, including tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of CapStar and its Affiliates in effect for Executive at any time during the 120‑day period immediately preceding the CIC Effective Date or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of CapStar and its Affiliates.
(vi)
Office and Support Staff. During the Employment Period, Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to Executive by CapStar and its Affiliates at any time during the 120‑day period immediately preceding the CIC Effective Date or, if more favorable to Executive, as provided generally at any time thereafter with respect to other peer executives of CapStar and its Affiliates.
(vii)
Vacation. During the Employment Period, Executive shall be entitled to paid vacation, in each case in accordance with the most favorable plans, policies, programs and practices of CapStar and its Affiliates as in effect for Executive at any time during the 365‑day period immediately preceding the CIC Effective Date or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of CapStar and its Affiliates.
4.
Termination of Employment.
(a)
Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Employment Period. If CapStar determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Section 11(b) of its intention to terminate Executive’s employment. In such event, Executive’s employment with CapStar shall terminate effective on the 30th day after receipt of such notice by Executive (the “Disability Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full‑time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with CapStar on a full‑time basis for 180 consecutive business days (or for 180 business days in any consecutive 365 days) as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by CapStar or its insurers and acceptable to Executive or Executive’s legal representative.
(a)
Cause. CapStar may terminate Executive’s employment during the Employment Period with or without Cause. For purposes of this Agreement, “Cause” shall mean:
(i)
Executive’s conviction of or plea of guilty or nolo contendere to a charge of commission of a felony; or

(ii)
the willful engaging by Executive in illegal conduct or gross misconduct in the performance of Executive’s duties to CapStar that is materially and demonstrably injurious to CapStar.

For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of CapStar and its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, Bank Board (or a committee thereof), or if the Company is not the ultimate parent entity of the Company, the board of directors (or, for a non-corporate entity, equivalent governing body) of the ultimate parent of the Company (the “Applicable Board”), or based upon the advice of counsel for CapStar and its Affiliates shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of CapStar and its Affiliates. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Applicable Board (excluding Executive if Executive is a member of the Applicable Board) at a meeting of the Applicable Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for Executive, to be heard before the Applicable Board), finding that, in the good faith opinion of the Applicable Board, Executive is guilty of the conduct constituting grounds for termination for “Cause”, and specifying the particulars thereof in detail.

(b)
Good Reason. The Executive’s employment may be terminated during the Employment Period by Executive for Good Reason or by Executive voluntarily without Good Reason. “Good Reason” means actions taken by CapStar or its Affiliates resulting in a material negative change in the employment relationship. For these purposes, a “material negative change in the employment relationship” shall include:
(i)
The assignment to Executive of duties materially inconsistent with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a), or a material diminution in such position, authority, duties or responsibilities;
(ii)
A material diminution in the authorities, duties or responsibilities of the person to whom Executive is required to report, including a requirement that Executive report to an officer or employee instead of reporting directly to the Applicable Board;
(iii)
The failure to provide, in all material respects, any element of the compensation and benefits required to be provided to Executive in accordance with any of the provisions of Section 3(b), including any decrease in Executive’s Annual Base Salary;

(iv)
The requirement that Executive be based at (A) any office or location other than as provided in Section 3(a)(i)(B) resulting in a material increase in Executive’s commute to and from Executive’s primary residence (for this purpose an increase in Executive’s commute by twenty (20) miles or more shall be deemed material); or (B) a location other than the principal executive offices of CapStar if Executive was employed at such location immediately preceding the CIC Effective Date;
(v)
if Executive was a member of the Board as of immediately prior to the CIC Effective Date, the failure to appoint Executive to the Applicable Board and its Executive Committee (if such committee exists), or to nominate Executive for election by the applicable shareholders to the Applicable Board, or Executive’s removal from the Applicable Board or Executive Committee (if such committee exists), as a result of not being reelected or otherwise; or
(vi)
Any other action or inaction that constitutes a material breach by CapStar or its Affiliates of this Agreement, including any failure by CapStar to comply with and satisfy Section 11(l)(iii).

In order to invoke a termination for Good Reason, Executive shall provide written notice to CapStar of the existence of one or more of the conditions described in clauses (i) through (vi) within 90 days following Executive’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and CapStar shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that CapStar fails to remedy the condition constituting Good Reason during the applicable Cure Period, Executive’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within two years following the initial existence of such condition or conditions in order for such termination as a result of such condition to constitute a termination for Good Reason. The Executive’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (vi) shall not affect Executive’s ability to terminate employment for Good Reason and Executive’s death following delivery of a Notice of Termination for Good Reason shall not affect Executive’s estate’s entitlement to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

(c)
Incapacity. The Executive’s mental or physical incapacity following the occurrence of an event described in Section 4(c) shall not affect Executive’s ability to terminate employment for Good Reason and Executive’s death following delivery of a Notice of Termination for Good Reason shall not affect the entitlement of the estate of Executive to severance payments or benefits provided hereunder upon a termination of employment for Good Reason.
(d)
Notice of Termination. Any termination of employment by CapStar for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a “Notice of Termination” means a written notice that (i)

indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than 30 days after the giving of such notice) (subject to CapStar’s right to cure in the case of a resignation for Good Reason). The failure by Executive or CapStar to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of Executive or CapStar, respectively, hereunder or preclude Executive or CapStar, respectively, from asserting such fact or circumstance in enforcing Executive’s or CapStar’s rights hereunder.
(e)
Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by CapStar for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive’s employment is terminated by CapStar other than for Cause or Disability, the date on which CapStar notifies Executive of such termination, (iii) if Executive resigns without Good Reason, the date on which Executive notifies CapStar of such termination and (iv) if Executive’s employment is terminated by reason of death or Disability, the date of death of Executive or the Disability Date, as the case may be.
5.
Obligations of CapStar Upon Termination.
(a)
Without Cause; Resignation for Good Reason. If, during the Employment Period, (x) CapStar and its Affiliates terminate Executive’s employment other than for Cause and other than due to Executive’s death or Disability, or (y) Executive terminates employment for Good Reason, then:
(i)
subject to Section 11(i), CapStar shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:
(A)
the sum of (I) Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid; (II) Executive’s business expenses that are reimbursable pursuant to Section 3(b)(vi) but have not been reimbursed by CapStar as of the Date of Termination; and (III) Executive’s Annual Bonus for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs, if such bonus has been determined but not paid as of the Date of Termination (the sum of the amounts described in subclauses (I), (II) and (III), the “Accrued Obligations”); and (IV) an amount equal to the product of (x) the Annual Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, multiplied by the denominator of which is 365 (the “Pro Rata Bonus”); provided, that notwithstanding the foregoing, if Executive has made an irrevocable election under any deferred compensation arrangement subject to Section 409A of the Code to defer any portion of the Annual Base Salary or the Annual Bonus described in clause (I) or (III), then for all purposes of this Section 5 (including Sections 5(b) through 5(d)), such deferral election, and the terms of the applicable arrangement shall apply to the same portion of the amount described in such clause (I) or (III), and such portion shall not be considered as part of the “Accrued Obligations” but shall instead be an “Other Benefit” (as defined below); and
(B)
the amount equal to the product of (I) the Severance Multiple, multiplied by (II) the sum of (x) Executive’s Annual Base Salary and (y) the Annual Bonus Amount;
(ii)
any equity-based awards held by Executive as of the Date of Termination shall vest in full (with any performance goals deemed satisfied at the target level) and shall be settled within thirty (30) days following the Date of Termination (or such later date as required by Section 409A of the Code); provided that if the plan or award agreement governing such equity-based award provides for more favorable treatment, the terms of such plan or award agreement shall apply (the “Equity Award Treatment”); and
(iii)
an amount equal to Company’s and its Affiliates’ contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by CapStar or its Affiliates, in which Executive participates as of immediately prior to the Date of Termination (or, if more favorable to Executive, the plans as in effect immediately prior to the CIC Effective Date) (collectively, the “Savings Plans”) that Executive would receive if Executive’s employment continued for the Severance Period, assuming for this purpose that (A) Executive is fully vested in the right to receive employer contributions under such plans; (B) Executive’s compensation during each year of the Severance Period is equal to the Annual Base Salary and the Annual Bonus Amount, and such amounts are paid in equal installments ratably over each year of the Severance Period; (C) Executive received an Annual Bonus with respect to the year in which the Date of Termination occurs equal to the Pro Rata Bonus, unless a contribution in respect of such Annual Bonus has already been credited to Executive under the Savings Plans; (D) the amount of any such employer contributions is equal to the maximum amount that could be provided under the terms of the applicable Savings Plans for the year in which the Date of Termination occurs (or, if more favorable to Executive, or in the event that as of the Date of Termination the amount of any such contributions for such year is not determinable, the amount of contribution that could be provided under the Savings Plans for the plan year ending immediately prior to the CIC Effective Date) for a participant whose compensation is as provided in clauses (B) and (C) above; and (E) to the extent that the employer contributions are determined based on the contributions or deferrals of Executive, disregarding Executive’s actual contributions or deferral elections as of the Date of Termination and assuming that Executive had elected to participate in the Savings Plans and to defer that percentage of Annual Base Salary and/or Annual Bonus under the Savings Plans that would result in the maximum possible employer contribution;
(iv)
an amount equal to the product of (A) the sum of (x) 125% of the monthly premiums for coverage under CapStar’s or and its Affiliates’ health care plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for Executive and Executive’s dependents as of immediately prior to the Date of Termination, and (y) 125% of the monthly premium for coverage (based on the rate paid by CapStar and its Affiliates for active employees) under the life insurance plans of CapStar and its Affiliates, in each case, based on the plans and at the levels of participation in which Executive participates as of immediately prior to the Date of Termination (or, if more favorable to Executive, the plans as in effect immediately prior to the CIC Effective Date), multiplied by (B) the number of months in the Severance Period; and subject to Executive’s payment of any applicable premiums, to the extent administratively practicable, CapStar shall permit Executive and Executive’s spouse and dependents to continue to participate, at their own cost, in such health care plans during the Severance Period;
(v)
CapStar shall, at its sole expense as incurred, provide Executive with outplacement services the scope and provider of which shall be selected by Executive in Executive’s sole discretion, but the cost thereof shall not exceed $25,000; provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the Date of Termination; and
(vi)
except as otherwise set forth in the last sentence of Section 6, to the extent not theretofore paid or provided, CapStar and its Affiliates shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or that Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of CapStar and its Affiliates (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”) in accordance with the terms of the underlying plans or agreements.
(b)
Death. If Executive’s employment is terminated by reason of Executive’s death during the Employment Period, CapStar shall provide Executive’s estate or beneficiaries with the Accrued Obligations, the Pro Rata Bonus, the Equity Award Treatment and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement. The Accrued Obligations and the Pro Rata Bonus shall be paid to Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination (subject to the proviso set forth in Section 5(a)(i)(A) to the extent applicable). With respect to the provision of the Other Benefits, the term “Other Benefits” as utilized in this Section 5(b) shall include, and Executive’s estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by CapStar and its Affiliates to the estates and beneficiaries of peer executives of CapStar and such Affiliates under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the CIC Effective Date or, if more favorable to Executive’s estate and/or Executive’s beneficiaries, as in effect on the date of Executive’s death with respect to other peer executives of CapStar and its Affiliates and their beneficiaries.
(c)
Disability. If Executive’s employment is terminated by reason of Executive’s Disability during the Employment Period, CapStar shall provide Executive with the Accrued Obligations, Pro Rata Bonus and Equity Award Treatment and the timely payment or delivery of the Other Benefits in accordance with the terms of the underlying plans or agreements, and shall have no other severance obligations under this Agreement. The Accrued Obligations and the Pro Rata Bonus shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination (subject to the proviso set forth in Section 5(a)(i)(A) to the extent applicable). With respect to the provision of the Other Benefits, the term “Other Benefits” as utilized in this Section 5(c) shall include, and Executive shall be entitled after the Disability Date to receive, without limitation, disability and other benefits (either pursuant to a plan, program, practice or policy or an individual arrangement) at least equal to the most favorable of those generally provided by CapStar and its Affiliates to disabled executives and/or their dependents in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their dependents at any time during the 120-day period immediately preceding the CIC Effective Date or, if more favorable to Executive and/or Executive’s dependents, as in effect at any time thereafter generally with respect to other peer executives of CapStar and its Affiliates and their dependents.
(d)
Cause; Other Than for Good Reason. If Executive’s employment is terminated for Cause during the Employment Period, CapStar shall provide Executive with Executive’s Annual Base Salary (subject to the proviso set forth in Section 5(a)(i)(A) to the extent applicable) through the Date of Termination, and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement. If Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, CapStar shall provide to Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under this Agreement. In each case, the Accrued Obligations and the Pro Rata Bonus shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination (subject to the proviso set forth in Section 5(a)(i)(A) to the extent applicable).
6.
Non‑exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy or practice provided by CapStar or any of its Affiliates and for which Executive may qualify, nor, subject to Section 11(j), shall anything herein limit or otherwise affect such rights as Executive may have under any other contract or agreement with CapStar or its Affiliates. Amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with CapStar or any of its Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Without limiting the generality of the foregoing, Executive’s resignation under this Agreement with or without Good Reason shall in no way affect Executive’s ability to terminate employment by reason of Executive’s “retirement” under any compensation and benefits plans, programs or arrangements of CapStar or its Affiliates, including any retirement or pension plans or arrangements or to be eligible to receive benefits under any compensation or benefit plans, programs or arrangements of CapStar or any of its Affiliates, including any retirement or pension plan or arrangement of CapStar or any of its Affiliates or substitute plans adopted by CapStar or its successors, and any termination that otherwise qualifies as Good Reason shall be treated as such even if it is also a “retirement” for purposes of any such plan. Notwithstanding the foregoing, if Executive receives payments and benefits pursuant to Section 5(a) of this Agreement, Executive shall not be entitled to any severance pay or benefits under any severance plan, program or policy of CapStar and its Affiliates, unless otherwise specifically provided therein in a specific reference to this Agreement.
7.
Full Settlement; Legal Fees.
(a)
Full Settlement. CapStar’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set‑off, counterclaim, recoupment, defense or other claim, right or action that CapStar may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.
(a)
Legal Fees. CapStar shall pay as incurred (within ten (10) days following CapStar’s receipt of an invoice from Executive), at any time from the CIC Effective Date through Executive’s remaining lifetime (or, if longer, through the twentieth (20th) anniversary of the CIC Effective Date) to the full extent permitted by law, all legal fees and expenses that Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by CapStar, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof whether such contest is between CapStar and Executive or between either of them and any third party, and (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code (“Interest”) determined as of the date such legal fees and expenses were incurred.
8.
Treatment of Certain Payments.
(a)
Anything in the Agreement to the contrary notwithstanding, in the event the Accounting Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to the Agreement (the “Agreement Payments”) so that the Parachute Value (as defined below) of all Payments, in the aggregate, equals the

Safe Harbor Amount (as defined below). The Agreement Payments shall be so reduced only if the Accounting Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Agreement Payments were so reduced. If the Accounting Firm determines that Executive would not have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Agreement Payments were so reduced, Executive shall receive all Agreement Payments to which Executive is entitled hereunder.
(b)
If the Accounting Firm determines that aggregate Agreement Payments should be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, CapStar shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 8 shall be binding upon CapStar and Executive and shall be made as soon as reasonably practicable and in no event later than 15 days following the date of Termination of Employment. For purposes of reducing the Agreement Payments so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, only amounts payable under the Agreement (and no other Payments) shall be reduced. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments and benefits under the following sections in the following order: (i) cash payments that may not be valued under Treas. Reg. § 1.280G-1, Q&A-24(c) (“24(c)”); (ii) equity-based payments that may not be valued under 24(c); (iii) cash payments that may be valued under 24(c); (iv) equity-based payments that may be valued under 24(c); and (v) other types of benefits. With respect to each category of the foregoing, such reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and next with respect to payments that are deferred compensation, in each case, beginning with payments or benefits that are to be paid the farthest in time from the Accounting Firm’s determination. All fees and expenses of the Accounting Firm shall be borne solely by CapStar.
(c)
To the extent requested by Executive, CapStar shall cooperate with Executive in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by Executive (including Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, before, on or after the date of a change in ownership or control of CapStar (within the meaning of Q&A‑2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A‑9 and Q&A‑40 to Q&A‑44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A‑2(a) of the final regulations under Section 280G of the Code in accordance with Q&A‑5(a) of the final regulations under Section 280G of the Code.
(d)
The following terms shall have the following meanings for purposes of this Section 8:

(i)
“Accounting Firm” shall mean a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by CapStar prior to a Change in Control for purposes of making the applicable determinations hereunder and is reasonably acceptable to Executive, which firm shall not, without Executive’s consent, be a firm serving as accountant or auditor for the individual, entity or group effecting the Change in Control.
(ii)
“Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determines to be likely to apply to Executive in the relevant tax year(s).
(iii)
“Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the excise tax under Section 4999 of the Code will apply to such Payment.
(iv)
“Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to the Agreement or otherwise.
(v)
“Safe Harbor Amount” shall mean 2.99 multiplied by Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.
(e)
The provisions of this Section 8 shall survive the expiration of the Agreement.
9.
Restrictive Covenants. Section 8 of the Employment Agreement, dated as of April 21, 2022 by and among the Company, the Bank and Executive (the “Employment Agreement”) is hereby incorporated into this Agreement mutatis mutandis.
10.
Indemnification. CapStar shall indemnify Executive and hold Executive harmless to the fullest extent permitted by applicable law against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses, and damages resulting from Executive’s good faith performance of Executive’s duties and obligations with CapStar and its Affiliates. CapStar shall cover

Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after employment in the same amount and to the same extent as CapStar covers its other officers and directors. These obligations shall survive the termination of Executive’s employment with CapStar and its Affiliates.
11.
Miscellaneous.
(a)
Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without reference to principles of conflict of laws. The parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for Nashville, Tennessee with respect to any dispute arising out of or relating to this Agreement, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.
(a)
Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive: To the most recent address on file with CapStar.

If to CapStar: CapStar Financial Holdings, Inc.
1201 Demonbreun St. Suite 700
Nashville, TN 37203
Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(b)
Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(c)
Survivorship. Upon the expiration or other termination of this Agreement or Executive’s employment, the respective rights and obligations of the parties hereto shall survive to the extent necessary to carry out the intentions of the parties under this Agreement.
(d)
Section Headings; Construction. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation hereof. For purposes of this Agreement, the term “including” shall mean “including, without limitation.”
(e)
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(f)
At-Will Employment. Executive and CapStar acknowledge that, except as may otherwise be provided under any other written agreement between Executive and CapStar, the employment of Executive by CapStar is “at will” and, subject to Section 1(d) of this Agreement, prior to the CIC Effective Date, Executive’s employment may be terminated by either Executive or CapStar at any time prior to the CIC Effective Date, in which case Executive shall have no further rights under this Agreement. From and after the CIC Effective Date, except as specifically provided herein, this Agreement shall supersede the Employment Agreement. For the avoidance of doubt, prior to the CIC Effective Date, the Employment Agreement shall continue to govern the relationship between the parties.
(g)
Tax Withholding. CapStar may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(h)
Section 409A.
(i)
General. It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on Executive pursuant to Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year shall be paid in the later taxable year.

(ii)
Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement); (B) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (C) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (D) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(iii)
Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by CapStar and its Affiliates as in effect on the Termination Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to Executive under this Agreement during the six-month period immediately following Executive’s separation from service on account of Executive’s separation from service shall instead be paid, with Interest (based on the rate in effect for the month in which the Executive’s separation from service occurs), on the first business day of the seventh month following Executive’s separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Executive under Section 409A of the Code. If Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate on the first to occur of the Delayed Payment Date or 30 calendar days after the date of Executive’s death.
(i)
Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect of the terms and conditions of Executive’s employment with CapStar and its Affiliates, including Executive’s severance entitlements, and, as of the CIC Effective Date, supersedes and cancels in their entirety all prior understandings, agreements and commitments, whether written or oral, relating to the terms and conditions of employment between Executive, on the one hand, and CapStar or its Affiliates, on the other hand. For the avoidance of doubt, this Agreement does not limit the terms of any benefit plans (including equity award agreements) of CapStar or its Affiliates that are applicable to Executive, except to the extent that the terms of this Agreement are more favorable to Executive.
(j)
Amendments; Waiver. No provision of this Agreement shall be modified or amended except by an instrument in writing duly executed by the parties hereto. Executive’s or CapStar’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Executive or CapStar may have hereunder, including the right of Executive to terminate employment for Good Reason pursuant to Section 4(c), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(k)
Successors.
(i)
This Agreement is personal to Executive and without the prior written consent of CapStar shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.
(ii)
This Agreement shall inure to the benefit of and be binding upon CapStar and its successors and assigns. Except as provided in Section 11(l)(iii), without the prior written consent of Executive, this Agreement shall not be assignable by CapStar.
(iii)
CapStar shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CapStar to assume expressly and agree to perform this Agreement in the same manner and to the same extent that CapStar would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” and “Bank shall mean the Company and the Bank as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, the Bank and Executive have caused this Agreement to be duly executed and delivered, effective as of the Effective Date.

Christopher G. Tietz

/s/ Christopher G. Tietz

[Change in Control Continuity Agreement Signature Page]

CAPSTAR FINANCIAL HOLDINGS

By: /s/ Jennie O’Bryan
Jennie O’Bryan
Chief Administrative Officer

CAPSTAR BANK

By: /s/ Jennie O’Bryan
Jennie O’Bryan
Chief Administrative Officer

[Change in Control Continuity Agreement Signature Page]